Exhibit 99.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING OFFICER

This certification is given by the undersigned Chief Executive Officer and Principal Accounting Officer of First Community Financial Group, Inc. (the “Registrant”) pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.  Each of the undersigned hereby certifies, with respect to the Registrant’s quarterly report of Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

/s/ Ken F. Parsons, Sr.
Ken F. Parsons, Sr.
President and Chief Executive Officer

/s/ Catherine M. Reines
Catherine M. Reines
Chief Financial Officer

/s/ Thomas L. Dhamers
Thomas L. Dhamers
Principal Accounting Officer

May 14, 2003